Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-216639) pertaining to the 2017 Omnibus Incentive Plan of BeyondSpring Inc. of our report dated April 3, 2018, with respect to the consolidated financial statements of BeyondSpring Inc., included in this Annual Report (Form 20-F) for the year ended December 31, 2017.

/s/ Ernst & Young Hua Ming LLP
Beijing, People’s Republic of China
April 3, 2018